Exhibit 99.1

Autobytel Inc. Signs Agreement to Acquire iDriveonline, Inc.:

Acquisition Expected to Increase CRM Market Share

and Accelerate Profitability

IRVINE, CA, April 7, 2004 — Leading Internet automotive marketing services company Autobytel Inc. (Nasdaq:ABTL) today announced an agreement to acquire iDriveonline, Inc., a leading provider of customer loyalty and retention marketing programs for the automotive industry. The proposed iDriveonline acquisition will expand Autobytel’s market share in the rapidly growing dealership service reminder business, an area in which the company is already enjoying strong momentum through its Retention Performance Marketing (RPMsm) product. The two products are currently utilized by approximately 650 dealers nationwide and are well positioned with major dealer groups and automakers. Autobytel anticipates that approximately 1,300 dealers will be utilizing the combined product by year’s end.

“The proposed acquisition of iDriveonline is consistent with our strategy of focusing on the lifetime value of customer relationships in the automotive market and represents an important investment in Autobytel’s growth strategy,” said Autobytel Inc. President and CEO Jeffrey Schwartz. “In 2003, RPM delivered about $4 million in revenue. This year, the combined product should contribute $15 million in revenue, and next year that number is anticipated to be $30 million. We expect the acquisition to further accelerate growth and profitability in what is already our fastest growing product area.”

The acquisition combines RPM’s robust technology platform with iDriveonline’s leading applications, including an online prospecting and retention tool, enhanced data and segmentation tools, and improved dealer reporting capabilities. Because of these unique features, iDriveonline has been able to generate higher monthly fees per dealer than RPM – an average of over $2,000 versus $1,200.

According to Schwartz, the acquisition of iDriveonline should accelerate Autobytel’s ability to meet an increasing market need for efficient marketing in the all important service area of the automotive dealership. According to the National Automobile Dealers Association (NADA), in 2002, parts and service accounted for 12% of dealers’ revenues, but 48% of their operating profit. Service customers are seven times more likely to buy a car from the dealership where they have their car serviced, while the typical dealer loses 80% of this highly profitable parts and service business to aftermarket competitors within five years of selling a vehicle — representing a loss of more than $67 billion annually. Deloitte and Touche projects that a 5% increase in service customer retention can increase a dealer’s operating profit by 25%.

Schwartz noted, “The stakes are high for our customers in this area of their business. For dealers, service represents a substantial portion of their operating profit. For automotive manufacturers, the parts business is highly profitable. And for consumers, a lifetime customer can spend as much as $300,000 on products and services at one dealership. That is why having an industry-leading product in this area is important to the future of Autobytel.”

According to Schwartz, “Autobytel will have a leading market share position in online sales generation and in CRM systems for both sales and service inside the dealership. As our customers look to leverage technology solutions to enhance productivity and improve marketing efficiency, Autobytel will be uniquely positioned for accelerated growth in the future.”

Located in Houston, Texas, iDriveonline was established in April 2000 and has approximately 30 employees. “Autobytel and iDriveonline are remarkably well aligned and we expect a rapid, smooth integration of the businesses,” said iDriveonline President and Founder Fred van der Neut. “We anticipate being able to rapidly go to market with our combined product.” Mr. van der Neut, who has over 15 years of experience in the automotive and direct marketing industry, will serve as vice president and general manager of the combined business.

“Fred brings tremendous expertise to Autobytel. We are excited that he will lead our effort in this area,” said Schwartz.

Based on the closing price of Autobytel’s common stock on April 6, 2004, the aggregate purchase price is approximately $11.7 million. Under the terms of the agreement, iDriveonline shareholders are entitled to receive 474,501 shares of Autobytel Inc. common stock and approximately $3.6 million in cash after assumption and retirement of debt of approximately $1.4 million, subject to adjustment. Under the terms of the agreement, iDriveonline is to merge into a newly formed wholly owned subsidiary of Autobytel, which will be renamed Real Performance Marketing, Inc. The transaction is expected to close in April of 2004.

Business and Strategic Outlook

For 2004, the company reiterates its previous standalone guidance of revenue growth between 15% and 20%. On a combined basis, the company now anticipates revenue growth between 20% and 25% for the year with 2004 revenue between $105 million and $110 million.

For 2005, the company anticipates combined revenue between $130 million and $135 million.

One time integration costs associated with unifying the iDriveonline and Autobytel technology platforms are anticipated to be approximately $750,000 in 2004 and immaterial in 2005. The amortization of intangibles is anticipated to be approximately $500,000 in each of 2004 and 2005. The transaction is expected to be mildly dilutive in 2004 and accretive in 2005. The company will provide further financial guidance at its earnings call on April 22, 2004.

Concluded Schwartz: “We continue to see opportunities for strategic growth in the marketplace. We will aggressively pursue acquisitions to add scale and leverage to all areas of our businesses and maximize shareholder return. Stay tuned.”

About Autobytel Inc.

Autobytel Inc. (Nasdaq:ABTL), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising and CRM (customer relationship management) tools and programs. The company owns and operates the automotive websites Autobytel.com, Autoweb.com, Carsmart.com and AutoSite.com, as well as AIC (Automotive Information Center), a leading provider of automotive marketing data and technology. Autobytel is a leader in dealership lead management and CRM solutions and owns and operates AVV, Inc., a leading provider of dealership CRM and sales management tools and data extraction services. As the Internet’s largest new-car buying service, Autobytel generates over a billion dollars a month in car sales for dealers through its services. Autobytel Inc. is also among the largest syndicated car-buying content networks, reaching millions of unique visitors as they are making their vehicle buying decisions.

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to close the acquisition of iDriveonline, the failure to realize anticipated synergies from acquired entities, costs related to acquisitions, failure to retain key employees at acquired entities, difficulties in successfully integrating the businesses and technologies of acquired entities and Autobytel, that actual costs and expenses exceed the charges taken by the Company, changes in laws and regulations and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:

Investor Relations

Hoshi Printer, Executive Vice President and Chief Financial Officer, Autobytel Inc.,

949.225.4553 (hoship@autobytel.com)

Media Relations

Melanie Webber, Vice President, Corporate Communications, Autobytel Inc., 949.862.3023

(melaniew@autobytel.com)

Betsy Smith Isroelit, RBI Communications, 323.960.1360 x17 (betsy@rbicom.com)

Joe Foster, RBI Communications, 323.960.1360 x13 (joe@rbicom.com)